INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Datatec Systems, Inc. and subsidiaries on Form S-1 of our report dated July 22, 2003 (September 4, 2003 as to Note 20) (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the retroactive application of a change in accounting principle), appearing in the Prospectus, which is a part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

New York, New York

September 12 , 2003